AMENDMENT NO. 2

TO INVESTMENT SUB-ADVISORY AGREEMENT

This Amendment No. 2 to the Investment Sub-Advisory Agreement dated as of August 1, 2013 by and between Olive Street Investment Advisers, LLC (the “Adviser”) and J.P. Morgan Investment Management Inc. (the “Sub-Adviser”) (the “Agreement”), is entered into as of the      day of September 2017 by and among the Adviser, the Sub-Adviser and Bridge Builder Trust, a Delaware statutory trust located at 615 East Michigan Street, Milwaukee, WI 53202, (the “Trust”) on behalf of the series of the Trust indicated on Schedule A to this Amendment (each a “Fund” and collectively, the “Funds”). All capitalized terms used, but not defined, herein shall have the meanings given to them in the Agreement and Amendment No. 1 to the Agreement, dated June 9, 2017.

WHEREAS, the Adviser, the Sub-Adviser, and the Trust, on behalf of each Fund, desire to change the annual sub-advisory fee rate as set forth on Schedule A to the Agreement due to the Sub-adviser by each Fund for services rendered to the Allocated Portion of each Fund;

WHEREAS, pursuant to Section 12 of the Agreement, the Agreement may be amended only by a written instrument signed by all parties;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby amend the Agreement by deleting Schedule A to the Agreement in its entirety and replacing it with Schedule A to this Amendment, attached hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their officers designated below as of the day and year written above.

[SIGNATURE PAGE FOLLOWS]

BRIDGE BUILDER TRUST on behalf of the series listed on Schedule A hereto		OLIVE STREET INVESTMENT ADVISERS, LLC

By:	/s/ Ryan T. Robson	By:	/s/ Ryan T. Robson
Name:	Ryan T. Robson	Name:	Ryan T. Robson
Title:	President	Title:	President

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Ana Brands
Name:	Ana Brands
Title:	Vice President

SCHEDULE A

FUNDS AND FEES

Effective December 1, 2017

Series of Bridge Builder Trust	Annual Sub-Advisory Fee Rate
Bridge Builder Core Bond Fund

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